Exhibit 23.1

[LETTERHEAD OF KPMG]

ACCOUNTANTS' CONSENT

The Board of Directors
Given Imaging Ltd.

We consent to the use of our report dated January 28, 2002, included herein, and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts".

[signature]
Somekh Chaikin
Certified Public Accountants (Isr.)
A member of KPMG International

February 1, 2002